Exhibit 10.1

MULTI-WELL PURCHASE AND SALE AGREEMENT

CONTINGENT UPON FUNDING

This Agreement is by and between the Parties, EF VC2, LLC, a Texas limited liability company with mailing address at 4900 Woodway Drive, Suite 600, Houston, Texas, 77056 (“EF VC2”), and Northern Minerals and Exploration Ltd, a Nevada corporation with mailing address at 1301 Avenue M, Cisco, Texas 76437 (“Seller”).

Effective Date shall be March 20, 2015.

CONTENTS OVERVIEW

RECITALS
DEFINITIONS
Article 1.	SUBJECT PROPERTY	2
Article 2.	FUNDRAISING TERM & PURCHASE PRICE	3
Article 3.	DUE DILIGENCE	3
Article 4.	JOINT OPERATING AGREEMENT	4
Article 5.	DRILLING DEADLINE AND PAYMENT OF PURCHASE PRICE	4
Article 6.	SELLER TO OPERATE THE WELL	5
Article 7.	RECORDED ASSIGNMENT FROM SELLER TO EF VC2	6
Article 8.	TITLE FAILURE	6
Article 9.	ADDITIONAL INDEMNITIES	6
Article 10.	PREFERENTIAL RIGHT TO PURCHASE; SELLER CONSENT TO ASSIGN LESS THAN FULL WORKING INTEREST PURCHASED; SELLER RETENTION OF VOTING RIGHTS FOR OPERATOR ELECTIONS	7
Article 11.	Notice	7
Article 12.	Amendments and Severability	7
Article 13.	Compliance	8
Article 14.	Headings	8
Article 15.	Governing Law and Venue	8
Article 16.	No Partnership Created	8
Article 17.	No Third Party Beneficiaries	8
Article 18.	Not to be Construed Against DrafteR	8
Article 19.	ENTIRE AGREEMENT	8
Article 20.	Counterpart Execution	9
Article 21.	CONFLICT OF AGREEMENTS	9
Article 22.	CORPORATE AUTHORITY	9

EXHIBIT SCHEDULE:

Seller Submitted Addendum, if any

Exhibit “A” – Form Assignment to EF VC2

Exhibit “B” – Leases forming Underlying Leasehold Estate

Exhibit “C” – Existing Joint Operating Agreements or Wellbore Only JOA to be Executed Upon Completion and Assignment to Seller

Exhibit “D” – Authority for Expenditure and Work Program

IT IS UNDERSTOOD THAT ANY REFERENCE TO “DRILLING” IS INTENDED TO BE A REFERENCE TO RE-WORKING AND RE-COMPLETION OPERATIONS.

RECITALS:

WHEREAS Seller is an Oil and Gas Company that seeks financing for a multi-well re-working project, and

WHEREAS EF VC2 is an entity that specializes in acquiring interests in United States domestic oil and gas properties, and

WHEREAS EF VC2 seeks to make working interest purchases with a price sufficient to cover re-working expenses no additional out-of-pocket payments over the life of the wells excepting non-consent penalties under the applicable Joint Operating Agreement, and Seller is confident in its cost projections and management ability, and is able to carry this risk.

NOW, therefore, in consideration of the mutual covenants and promises set forth in this Agreement, to be kept and performed by the Parties, it is agreed as follows:

DEFINITIONS:

“Seller” is the party so designated in the applicable active Joint Operating Agreement, or is a 75% working interest owner if there is no active Joint Operating Agreement prior to Assignment of a wellbore interest to EF VC2. The Seller has primary responsibility for the management of the operations involving the Subject Property (as defined below), including the scope and type of operations detailed in Exhibit “D” attached hereto.

Article 1. SUBJECT PROPERTY:

1.1.	The Subject Property of this Agreement is the following wells:

1)	50% OF 8/8 Working Interest in the Wellbore Only of the J.E. Richey, No. 1 Well, 42-083-32435 located in A-453 in Coleman County, Texas, said working interest to reduce to 3/8 of 8/8 Working Interest upon payout of total price paid for all three wells. Leasehold burdens shall not exceed 25%. Working Interest conveyed is not depth restricted.

2)	50% OF 8/8 Working Interest in the Wellbore Only of the J.E. Richey, No. 3 Well, 42-083-33870 located in A-453 in Coleman County, Texas, said working interest to reduce to 3/8 of 8/8 Working Interest upon payout of total price paid for all three wells. Leasehold burdens shall not exceed 25%. Working Interest conveyed is not depth restricted.

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3)	50% OF 8/8 Working Interest in the Wellbore Only of the Concho Richey, No. 1 Well, 42-083-35690 located in A-453 in Coleman County, Texas, said working interest to reduce to 3/8 of 8/8 Working Interest upon payout of total price paid for all three wells. Leasehold burdens shall not exceed 25%. Working Interest conveyed is not depth restricted.

1.3. The list of oil and gas leases from which Seller derives its interest being sold shall be attached as Exhibit “B”.

Article 2. FUNDRAISING TERM & PURCHASE PRICE:

2.1. EF VC2 shall have 60 total days beginning seven days after the Effective Date, inclusive of federal holidays and weekends (the “Fundraising Term”), to generate $180,000 U.S. Dollars (“the Purchase Price”) but if that date falls on a weekend or federal holiday, the final day of the Fundraising Term shall be extended to the day immediately following.

2.2. If EF VC2 is unable to generate the Purchase Price within the Fundraising Term, this Agreement terminates and no further obligations shall exist between the parties, unless EF VC2 exercises its option to purchase a smaller portion of the Subject Property on a basis pro rata with the amount less than $180,000 that it has raised.

2.3. If EF VC2 successfully generates funding in the amount of the Purchase Price within the Fundraising Term, the parties shall remain bound to the terms of this Agreement.

Article 3. DUE DILIGENCE:

3.1. EF VC2 warrants that it has received the Due Diligence Materials it has requested prior to the Effective Date.

3.2. EF VC2 does not warrant that it deems the Due Diligence Materials as proof that wells are cleared for reworking and/or re-completion but simply that it has received the materials provided to it from Seller.

3.3. Seller warrants that no additional transactions after the date of the supplied title documents have been made reducing the working interest of Seller in any Permitted Well or underlying leasehold position unless it has supplied EF VC2 with copies of said conveyances as part of the Due Diligence Materials.

3.4. Seller warrants that it has obtained all necessary consents to assign the underlying leasehold and warrants that it has obtained waivers of all preferential rights to purchase the underlying leasehold when said preferential rights would be contractually prioritized over the rights of EF VC2.

3.5. Seller shall immediately notify EF VC2 of any material changes in the facts contained in the Due Diligence Materials.

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Article 4. JOINT OPERATING AGREEMENT:

4.1. If no Joint Operating Agreement is in place for a well included in the Subject Property, the parties shall sign and execute the Wellbore Only Joint Operating Agreement attached as Exhibit “C” at a time concurrent with the date of the Wellbore Assignment to EF VC2 as required in Article 7.

4.2. If Joint Operating Agreement or Agreements are already in place affecting the Subject Property, the Joint Operating Agreement or Agreements shall be attached as Exhibit “C”.

Article 5. REWORKING AND/OR RE-COMPLETION DEADLINES AND PAYMENT OF PURCHASE PRICE:

Reworking and/or Re-completion Deadline

5.1. Upon generating funds equal to the Purchase Price during the Fundraising Term, Purchaser shall promptly notify Seller that funds are obtained. For avoidance of doubt, it is expressly stated that the Seller is turn-keying the entire Reworking and/or Re-completion operations for all three wells for the amount of the total Purchase Price for the three wells.

5.2. The well (to be chosen by Seller from the list of wells included in the Subject Property) shall have reworking operations begun by Seller within 60 days of the termination of the Fundraising Term (the “Initial Well Reworking and/or Re-completion Reworking and/or Re-completion Deadline”), with reasonable allowance to be made for delays beyond the control of Seller such as unavailability of a rig, inclement weather, or labor shortage. Seller shall keep Purchaser reasonably informed as to the facts surrounding the need for allowances to be made extending the Reworking and/or Re-completion Deadline.

5.3. Failure to meet the Initial Well Reworking and/or Re-completion Reworking and/or Re-completion Deadline or the reasonable extensions of said deadline, if any, shall allow Purchaser the option to require reimbursement of Purchase Price and termination of this Agreement

5.4. Subsequent Wells shall be re-worked within 30 days of the completion or plugging and abandoning of a prior well. Time credits may be earned for performance before this deadline, but reporting and accounting of said credits shall be the responsibility of Seller. Nothing herein shall prevent wells from being simultaneously reworked and/or re-completed.

Payment of Purchase Price

5.5. After funds are secured by EF VC2, Seller shall notify EF VC2 of the Target Date to begin operations, and

When the Seller is ready to perform work, EF VC2 shall disburse to Seller the sum of $31,400.00 to conduct the initial infrastructure work on the J.E. Richey Lease based on Exhibit “D” and Seller is obligated to perform the actions described in Exhibit “D” and any additional operations needed to obtain production.

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EF VC2 shall disburse to Seller the sum of $36,510.00 when the Seller is ready to perform work on the selected first well (J.E. Richey Well #1) based on Exhibit “D”. Seller is obligated to perform the actions described in Exhibit “D” and any additional operations needed to obtain production.

EF VC2 shall disburse to Seller the sum of $49,540.00 when the Seller is ready to perform work on the selected second well (J.E. Richey Well #3) based on Exhibit “D”. Seller is obligated to perform the actions described in Exhibit “D” and any additional operations needed to obtain production.

EF VC2 shall disburse to Seller the sum of $62,550.00 (the remaining balance held in escrow) when the Seller is ready to perform work on the selected third well (Concho Richey #1) based on Exhibit “D”. Seller is obligated to perform the actions described in Exhibit “D” and any additional operations needed to obtain production.

Notwithstanding a joint operating agreement to be signed at a future time, Seller agrees to insure EF VC2 from any out of pocket costs over the life of the wells, excepting non-consent penalties under said joint operating agreement and future re-working operations not anticipated at the time, that may be performed if the wells become marginal or production can be increased. Seller agrees for this obligation to run with the working interest owned by seller in the leases attached as Exhibit “B”.

Article 6. SELLER TO FACILITATE AND MANAGE THE OPERATION OF OPERATE EACH WELL TO COMPLETION OR P&A:

6.1. Until Completion or Plugging and Abandoning as a non-commercial well, this Agreement – as to each well – shall be considered a personal, non-transferable agreement between the Parties as EF VC2 has evaluated the reputation of the operator the Seller as an operator intends to employ to perform the Reworking and/or Re-completion operations, J.V. Rhyne, as a key factor in its risk evaluation formula and desires managerial stability during the drilling process.

6.2. Seller warrants that it J.V. Rhyne shall remain the operator of each well until Completion or Plugging and Abandoning as a non-commercial well. Due to the working interest of the operator affecting investment risk evaluation, during the time of the Fundraising Term and until the well has been Completed, Seller shall not sell any working interest affecting the Permitted Well that it has not prior to signature date already disclosed to EF VC2 that it intends to sell as part of the Due Diligence Materials.

6.3. Upon the occurrence of either: (a) the Removal of Seller as the manager of operations or J.V. Rhyne as the Operator, as operator or (b) the Seller’s sale of working interest without permission from EF VC2 prior to Completion or Plugging and Abandoning, shall entitle EF VC2 shall immediately receive an to have the option of reimbursement of any Purchase Price paid coupled with termination of this Agreement.

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Article 7. ASSIGNMENT FROM SELLER TO EF VC2 :

7.1. After receipt of funds and completion of re-working operations described in Exhibit “D”, each EF VC2 well’s percentage ownership shall be assigned with an effective date being the date of the completion of re-working operations for each well referenced as Subject Property. For clarity, each well shall individually be assigned upon the individual completion of reworking or re-completion operations upon each well.

7.2. An Assignment for each completed well shall be made to EF VC2 using the form attached as Exhibit “A”. Seller shall record in the applicable county or parish records and deliver a copy to EF VC2.

Article 8. TITLE FAILURE:

8.1. Any loss caused by title failure for any reason shall be borne solely by Seller.

8.2. Any title failure prior to disbursement of any portion of complete Purchase Price to Seller shall allow EF VC2 to terminate this Agreement immediately with no further obligations to rework wells or additional wells.

8.3. If a title failure cannot be borne entirely by Seller, Seller shall reimburse EF VC2 an amount equal to the Purchase Price reduced to the percentage of the Subject Property lost.

Article 9. ADDITIONAL INDEMNITIES:

9.1. Seller shall obtain at least the minimum insurance required to maintain a permit with the applicable state regulatory commission.

9.2.  Seller shall be responsible for and shall indemnify EF VC2 from:

(a)  Loss of or damage to property of the Seller, the Operator, or the Landowner on of the property on which operations are occurring, arising from the performance of this contract.

(b)  Personal injury to any person employed by the Seller, Operator, or any third party employed, hired or contracted by operator arising from the performance of the contract.  “Third party” shall mean "any party which is not a member of EF VC2, Seller or Operator."

(c) Personal injury or loss of life or damage to the property of any third party to the extent that such injury, loss or damage is caused by the negligence or breach of duty (whether statutory or otherwise) of EF VC2.

(d) Seller is responsible for and will indemnify EF VC2 against any claims related to or arising from pollution or contamination emanating from any source related to the well.

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Article 10. PREFERENTIAL RIGHT TO PURCHASE; SELLER CONSENT TO ASSIGN LESS THAN FULL WORKING INTEREST PURCHASED; SELLER RETENTION OF VOTING RIGHTS FOR OPERATOR ELECTIONS

10.1. Seller retains a preferential right to purchase any working interest for which a bona fide offer has been made to EF VC2 to purchase. Seller shall have ten days to reply to a written notice and consent shall be deemed granted if Seller does not reply within that time frame.

10.2. Seller consent is required for any sale of working interest in a wellbore included in the Subject Property in which the buyer purchases a fractional interest with interest retained by the owner of the interest sold. Seller shall have ten days to reply to a written notice and consent shall be deemed granted if Seller does not reply within that time frame.

10.3. The conveyance of working interest in this Agreement does not include the right to vote in operator elections under the applicable Joint Operating Agreement, unless the operator as defined therein has acted with gross negligence of its duties.

Article 11. Notice:

Any notice or other communication required or permitted hereunder shall be deemed to have been properly delivered when sent by email to the following:

EF VC2:	Advisor@EnergyFunders.com
with copies to: Philip@energyfunders.com
and Roger@energyfunders.com

Seller:	iww2001@hotmail.com
with copy to: roger.autrey@sbcglobal.net

45 day notice is required for any re-working operations or any operation in which non-participation would trigger non-consent penalties under the applicable joint operating agreement.

Article 12. Amendments and Severability:

No alterations, modifications, amendments or changes in this Agreement shall be effective or binding on the Parties hereto unless the same shall be in writing and signed by duly authorized representatives of both Parties.

The invalidity of any one or more covenants or provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein.

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Article 13. Compliance:

The Parties agree to fully comply with applicable local, state and Federal laws, rules and regulations pertaining to the drilling, re-completion, operation and plugging and abandonment, if necessary, of an oil and or gas well. This includes, but is not limited to, timely filing of record any instruments, including but not limited to, an Affidavit of Production, required by state law which are necessary to protect the Parties' rights to the Subject Property.

Article 14. Headings:

The titles and headings set forth in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

Article 15. Governing Law and Venue:

This Agreement shall be governed by and construed under the laws of the State of Texas, excluding any choice of law rules which may direct the application of the laws of another jurisdiction, and the venue of any action brought by either Party in regard hereto or arising out of the terms or conditions hereof shall be Harris County, Texas.

Article 16. No Partnership Created:

It is not the purpose or intention of this Agreement to create (and it shall not be construed as creating) a joint venture, partnership or any type of association, and the Parties hereto are not authorized to act as agent or principal for each other with respect to any matter related hereto.

Article 17. No Third Party Beneficiaries:

Nothing contained in this Agreement shall entitle any person or entity other than the Parties hereto or their successors and assigns to any claim, cause of action, remedy or right of any kind whatsoever.

Article 18. Not to be Construed Against DrafteR:

The Parties acknowledge that they have had an adequate opportunity to review each and every provision contained in this Agreement, including the opportunity to submit the same to legal counsel for review and comment. Based on said review and consultation, the Parties agree with each and every term contained in this Agreement.

Based on the foregoing, the Parties agree that the rule of construction that a contract be construed against the drafter, if any, shall not be applied in the interpretation and construction of this Agreement.

Article 19. ENTIRE AGREEMENT:

This Agreement supersedes all prior negotiations, understandings, letters of intent and agreements between the Parties and constitutes the entire understanding and agreement between the Parties.

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Article 20. Counterpart Execution:

This Agreement may be executed in counterparts, each of which shall be considered an original for all purposes.

Article 21. CONFLICT OF AGREEMENTS:

To the extent there is any conflict between this Agreement and the Operating Agreements, the terms of this Agreement shall control. This Agreement replaces any and all oral and written communications between the Parties concerning the subject matter of this Agreement.

Article 22. CORPORATE AUTHORITY:

The Parties hereto represent that, as of the date of the execution hereof, they are corporations or other lawful business entities duly authorized, validly existing and in good standing under the laws of the state of their incorporation and are qualified and authorized to do business in the State of Texas and that all requisite corporate power and authority to duly execute, deliver and effectuate this Agreement have been duly obtained.

Signatories warrant they are authorized to bind their respective parties.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the below dates listed with their respective signatures.

/s/ PHILIP RACUSIN	March 20, 2015
Philip Racusin	DATE
EF Advisor LLC, Manager of EF VC2, LLC

/s/ IVAN WEBB	March 20, 2015
Ivan Webb	DATE
Vice President
Northern Minerals and Exploration Ltd

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SELLER SUBMITTED ADDENDUM, IF ANY

THIS PAGE INTENTIONALLY LEFT BLANK.

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Exhibit “A” – Form Assignment to EF VC2

STATE OF TEXAS        §

                           §

COUNTY OF _______  §

WELLBORE ONLY ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT, CONVEYANCE AND BILL OF SALE (this “Assignment”) is from ______________, a _________________ (state of registration and corporate entity type), with mailing address at ________________ (“Assignor”), to EF VC2 , LLC, a Texas limited liability company with mailing address at 4900 Woodway Drive, Suite 600, Houston, Texas, 77056 (“Assignee”).

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which Assignor hereby acknowledges, Assignor hereby SELLS, CONVEYS, ASSIGNS and DELIVERS to Assignee the following:

(A)	Well Name: ____________

API #: ________________

Undivided Working Interest: ____% WELLBORE ONLY

(B)	The oil and gas leases described in Exhibit “A” attached hereto and made a part hereof but only insofar as they are limited to Wellbore Only listed above.

(C)	All pooling agreements, unitizations, operating agreements, easements, permits, licenses, rights-of-way, to the extent same relate to the Wellbore Only listed above.

THIS ASSIGNMENT IS SUBJECT TO THE TERMS OF THE PURCHASE AND SALE AGREEMENT BETWEEN EF VC2 AND ASSIGNOR, DATED _______________.

Assignor shall record in the applicable records of the county where the wellbore is located and shall deliver a recorded copy to Assignee. This Assignment is executed on the date set forth in the signature line but is effective for all purposes as of the date of completion of the well listed above.

SIGNATURE:	TITLE:
NAME:	DATE SIGNED:

Exhibit “B” – Leases Forming Underlying Leasehold Estate

1)	LESSOR: Gary J Lamb, Inc., Morgan Capital Group, Inc., Boulders Royalty Corp., and Master Mineral Holdings, Inc.

LESSEE: Grasshoppers Unlimited, Inc.

DATE: 8-14-2014

COUNTY / STATE: Coleman County, Texas

LEGAL DESCRIPTION: North 145 Acres of Subdivision Four and the South 61.5 acres of Subdivision 3, Abstract 453, Hamilton Kegan Survey 520, from the surface to 4,600 feet below the surface.

2)	LESSOR: Billy Earl Richey

LESSEE: J.V. Rhyne

DATE: 10-24-2014

COUNTY / STATE: Coleman County, Texas

LEGAL DESCRIPTION: North 145 Acres of Subdivision Four and the South 61.5 acres of Subdivision 3, Abstract 453, Hamilton Kegan Survey 520.

Exhibit “C” – Existing Joint Operating Agreements, or Wellbore Only JOA to be Executed Upon Completion and Assignment to Seller

Joint Operating Agreement using AAPL Form 610-1989 to be agreed upon with a non-consent penalty in said agreement not to exceed 300%.

Exhibit “D” – Authority for Expenditure and Work Program

J.E. Richey Lease

Coleman County - West of Novice about 10 miles

Work Program and Estimated Costs

Initial Lease Expenditures:

Tank Battery Repair (tanks, gun barrel)	3,500
Lease clean up – brush removal etc.	1,750
Lease road repair	1,500
Pumpjack motors repair/replace	1,800
Electric service to wells repair/replace	600
Well head replace nipples, valves etc. as required	750
Geological:	15,000
Contour Mapping of formations
Study of well completions
Log analysis of existing wells & offsetting wells
Meetings & Discussions with Service providers	1,500
Contingency	5,000
Total Estimated Costs	$31,400

J.E. Richey Well #1 – Re-work Program - This well is completed in the Gray formation around 3,900’. Pull the down-hole pump, rods and tubing out of the hole.  Exchange the tubing for tested tubing and shop the down-hole pump.  Go back in the hole with a bale to clean out the sand/mud etc. that has covered the perforations.  Continue to bale until a significant amount of rat hole is created below the perforations.  If the bale cannot clear out the sand/mud then a small drill bit will be added to the tubing and the workover rig will drill out and reverse circulate the hole clean below the perforations.  Once the hole is clean then run the tubing back in the hole and set below the perforations.  Swab the tubing to see how much oil, gas and saltwater comes into the hole and how fast it recovers.  If little to no entry then pull the tubing out of the hole and place a packer on the tubing and seat the packer above the perforations and conduct a light acid job to clean our the perforations.  Then swab to see how the formation responds.  Then run the down-hole pump and rods back in the hole and begin pumping.

Projected costs for J.E. Richey #1:

Mobilization & Demobilization of service rig - 4/hr @ $175	700
Service Rig – 36 hours @ $260/hr.	9,360
Tool Rentals – two days @ $450/day	900
Exchange tubing for tested tubing	9,750
Repair down-hole pump	1,200
Misc. Roustabout Services 8 hours @ $75/hr	600
Clean up acid job to open perforations if required	5,000
Geologist	1,000
Supervision - 4 days @ $750/day	3,000
Contingency & Sales Tax	5,000
Total Estimated Costs	$36,510

J.E. Richey Well #3 – Rework Program - This well is completed in the Morris formation around 3800’.  This well has been perforated in the Gray but never stimulated.  Pull the down-hole pump, rods and tubing out of the hole.  Exchange the tubing for tested tubing and shop the down-hole pump.  Go back in the hole with the tested tubing with a packer.  Set the packer below the Morris formation to isolate the Gray formation.  Pull a swab to see what comes into the hole naturally from the Gray.  Depending on the amount of entry outline the acid job.  Conduct the acid job and swab to see how much oil, gas and saltwater comes into the hole.  Depending on the amount of entry outline a sand frac if needed.  Swab after the sand frac to see how the Gray responded to the frac.  Come out of the hole remove the packer and run back in the hole, run in the down-hole pump and rods then begin pumping.

Projected costs for J.E. Richey #3:

Mobilization & Demobilization of service rig - 4/hr @ $175	700
Service Rig – 24 hours @ $260/hr.	6,240
Exchange tubing for tested tubing	9,750
Repair down-hole pump	1,100
Misc. Roustabout services 8 hours @ $75/hr	600
Acid job	6,500
Sand Frac	12,000
Install Gas Meter Run	5,000
Geologist	1,000
Supervision - 3 days @ $750/day	1,650
Contingency & Sales Tax	5,000
Total Estimated Costs	$49,540

Concho Richey #1 – Re-completion Program - Pull the down-hole pump, rods and tubing out of the hole.  Exchange the tubing for tested tubing and shop the down-hole pump.  Have a wireline truck set a cast iron bridge plug above the Ellenburger this will seal off the Ellenburger.   At approximately 1800 feet is the Tannehill formation where an unsuccessful completion attempt was made.  The perforations in the Tannehill will need to be plugged.   After the cement is cured then the workover rig will go back into the hole with the tested tubing with a drill bit to drill out the rubber plug and cement.  Now the hole is ready for perforating and stimulating the Gray formation.

A wireline truck perforates the Gray formation.  The workover rig runs the tested tubing in the hole with a packer and sets the packer above the Gray.  The workover rig swabs the Gray formation to see what comes into the hole naturally.  Depending on the amount of entry will determine the amount of acid to be conducted. Conduct the acid job and swab to see how much oil, gas and saltwater comes into the hole.  Depending on the amount of entry outline a sand frac.  Swab after the sand frac to see how the Gray responded to the frac.  Come out of the hole remove the packer and run the tubing, down-hole pump and rods back in the hole and begin pumping.

Projected costs for Concho Richey #1:

Mobilization & Demobilization of service rig - 4/hr @ $175	700
Service Rig to squeeze off Tannehill.	22,500
Tool Rentals $450/day – 2 days	900
Service Rig – 36 hours @ $260/hr	9,360
Exchange tubing for tested tubing	9,750
Repair down-hole pump	1,100
Wireline – set bridge plug	3,250
Wireline – run case hole log & perforate	7,500
Acid job	7,000
Sand Frac	15,000
Misc. Roustabout Services 8 hours @ $75/hr	600
Geologist	1,000
Supervision - 6 days @ $750/day	4,500
Contingency & Sales Tax	8,500
Total Estimated Costs	$91,660